    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              -------------------

                        TOTAL RENAL CARE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                            51-0354549
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)            Identification No.)

                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                         1994 Equity Compensation Plan
                            (Full title of the plan)

                                  JOHN E. KING
                            Chief Financial Officer
                        Total Renal Care Holdings, Inc.
                      21250 Hawthorne Boulevard, Suite 800
                        Torrance, California 90503-5517
                                 (310) 792-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                                   COPIES TO:
                              JAMES W. LOSS, Esq.
                               Riordan & McKinzie
                       695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                        CALCULATION OF REGISTRATION FEE

=======================================================================================
                                            PROPOSED         PROPOSED
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM          MAXIMUM        AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
       REGISTERED           REGISTERED   PER SHARE/(1)/   OFFERING PRICE       FEE
---------------------------------------------------------------------------------------
Common Stock                 1,084,447   $43.75           $47,444,556.25   $14,378
=======================================================================================

/(1)/    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock on August 26, 1997, respectively, as reported on the New York Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Total Renal Care Holdings, Inc. (the "Company") hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 dated September 30, 1994, Registration No. 33-84610.

ITEM 8.   EXHIBITS.

4.1  1994 Equity Compensation Plan of the Company.

5.1  Opinion of Riordan & McKinzie, a Professional Corporation.

23.1 Consent of Riordan & McKinzie, a Professional Corporation (included in
     Exhibit 5.1).

23.2 Consent of Price Waterhouse LLP.

23.3 Consent of KPMG Peat Marwick LLP.

24.1 Powers of Attorney (included on page II-2).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Torrance, State of California, on August 29, 1997.

                               TOTAL RENAL CARE HOLDINGS, INC.



                               By: /s/ John E. King
                                  ---------------------------------
                                  John E. King
                                  Chief Financial Officer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. King, Victor M.G. Chaltiel and Barry C. Cosgrove, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                       Title                       Date
       ---------                       -----                       ----

/s/ Victor M.G. Chaltiel   Chairman of the Board, Chief      August 29, 1997
------------------------   Executive Officer, and Director
Victor M.G. Chaltiel



/s/ John E. King            Vice President, Finance and      August 29, 1997
------------------------    Chief Financial Officer
John E. King


/s/ Maris Andersons                   Director               August 29, 1997
------------------------
Maris Andersons



/s/ Peter T. Grauer                   Director               August 29, 1997
------------------------
Peter T. Grauer


/s/ Regina E. Herzlinger              Director               August 29, 1997
------------------------
Regina E. Herzlinger


/s/ Shaul G. Massry                   Director               August 29, 1997
-----------------------
Shaul G. Massry

                               INDEX TO EXHIBITS



Sequentially
Numbered
Exhibit                      Description                             Page Number
-------------                -----------                             -----------



4.1   1994 Equity Compensation Plan of the Company.

5.1   Opinion of Riordan & McKinzie, a Professional Corporation.

23.1  Consent of Riordan & McKinzie, a Professional Corporation
      (included in Exhibit 5.1).

23.2  Consent of Price Waterhouse LLP.

23.3  Consent of KPMG Peat Marwick LLP.

24.1  Powers of Attorney (included on page II-2).